UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2016

MobileIron, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36471	26-0866846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MobileIron, Inc.

415 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 919-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.Submission of Matters to a Vote of Security Holders

At the MobileIron, Inc. (the “Company”) 2016 annual meeting of stockholders held on June 23, 2016, the stockholders voted on the three proposals listed below. The proposals are described in detail in the Company’s definitive proxy statement for the 2016 annual meeting, filed with the Securities and Exchange Commission on April 28, 2016 (the “Proxy Statement”). The results of the matters voted upon at the meeting were:

Each of the Class II nominees of the Company’s Board of Directors were elected to hold office until the Company’s 2019 annual meeting of stockholders. The Class II nominees were: Tae Hea Nahm; 51,035,310 shares of Common Stock voted for, 5,732,607 withheld, and 18,089,887 broker non-votes; Frank Marshall; 50,567,285 shares of Common Stock voted for, 6,200,632 withheld, and 18,089,887 broker non-votes; and Aaref Hilaly; 53,292,987 shares of Common Stock voted for, 3,474,930 withheld, and 18,089,887 broker non-votes.

The stockholders ratified the selection by the Audit Committee of the Company’s Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016: 73,337,823 shares of Common Stock voted for, 1,144,844 against, 375,799 abstaining, and zero broker non-votes.

The stockholders approved the Company’s Amended and Restated 2014 Equity Incentive Plan to make certain changes thereto as described in the Proxy Statement: 45,174,277 shares of Common Stock voted for, 11,578,844 against, 14,796 abstaining, and zero broker non-votes.

No other matters were submitted for stockholder action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

9
MobileIron, Inc.

Dated: June 24, 2016
	By:	/s/ Laurel Finch
Laurel Finch
Vice President, General Counsel, Chief Compliance Officer and Secretary